Exhibit 99.1
Fidelity National Financial, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements
     The following unaudited pro forma condensed consolidated financial statements present historical financial statements of Fidelity National Financial, Inc. (“FNF”) with adjustments relating to the acquisition of a 33% interest in Ceridian Corporation, a Delaware corporation (“Ceridian”). On May 30, 2007, FNF and Thomas H. Lee Partners, L.P. (“THL”) announced the execution of a definitive merger agreement to jointly acquire Ceridian for $36 in cash per share of common stock, or approximately $5.3 billion. On November 9, 2007, the acquisition was completed, with FNF and THL each contributing $525 million and other investors contributing a total of $550 million, for a total of $1.6 billion in equity funding. The majority of FNF’s equity contribution was funded through a borrowing under its existing bank credit facility. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 is presented as if the acquisition of Ceridian had been completed on September 30, 2007. The unaudited pro forma condensed consolidated statements of earnings for the nine months ended September 30, 2007 and the year ended December 31, 2006 are presented as if the acquisition of Ceridian had been completed on January 1, 2006.
     These unaudited pro forma condensed consolidated financial statements should be read in conjunction with FNF’s and Ceridian’s historical consolidated financial statements and accompanying notes as previously filed. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations of the combined company that would have been reported had the merger been completed as of the dates presented, and are not necessarily representative of the future consolidated results of operations of FNF.

Fidelity National Financial, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2007

		Pro forma
	Historical	Adjustments		Pro forma
	(in thousands except per share data)
Assets:
Investments:
Fixed maturities available for sale	$3,113,254			$3,113,254
Equity securities, at fair value	111,460			111,460
Investments in unconsolidated affiliates and other long-term investments	180,751	526,825	(1)	707,576
Short-term investments	374,979			374,979

Total investments	3,780,444	526,825		4,307,269
Cash and cash equivalents	553,820	(41,825	)(1)	511,995
Trade and notes receivable	233,796			233,796
Goodwill	1,360,565			1,360,565
Prepaid expenses and other assets	467,780			467,780
Capitalized software	90,094			90,094
Other intangible assets	111,754			111,754
Title plants	331,688			331,688
Property and equipment, net	275,382			275,382
Income taxes receivable	21,148			21,148

	$7,226,471	$485,000		$7,711,471

Liabilities and Stockholders’ Equity:
Liabilities:
Accounts payable and accrued liabilities	$842,707			$842,707
Accounts payable to FIS	32,618			32,618
Deferred revenue	126,543			126,543
Notes payable	643,837	485,000	(1)	1,128,837
Reserve for claim losses	1,296,691			1,296,691
Secured trust deposits	711,430			711,430
Deferred tax liability	94,999			94,999

	3,748,825	485,000		4,233,825
Minority interests	53,587			53,587
Stockholders’ Equity:
Common stock	22			22
Additional paid-in capital	3,230,481			3,230,481
Retained earnings	322,216			322,216

	3,552,719	—		3,552,719
Accumulated other comprehensive income (loss)	11,031			11,031
Treasury stock	(139,691)			(139,691)

	3,424,059	—		3,424,059

	$7,226,471	$485,000		$7,711,471

Fidelity National Financial, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
For the nine months ended September 30, 2007

		Pro forma
	Historical	Adjustments		Pro forma
	(in thousands except per share data)
Revenue:
Direct title insurance premiums	$1,258,166			$1,258,166
Agency title insurance premiums	1,677,606			1,677,606
Escrow and other title related fees	790,336			790,336
Transaction processing	—			—
Specialty insurance	297,573			297,573
Interest and investment income	145,634			145,634
Gain on sale of minority interest in FIS	—			—
Realized gains and losses, net	12,449			12,449
Other income	46,144			46,144

	4,227,908	—		4,227,908

Expenses:
Personnel costs	1,315,695			1,315,695
Other operating expenses	814,590			814,590
Agent commissions	1,298,340			1,298,340
Depreciation and amortization	92,894			92,894
Provision for claim losses	413,495			413,495
Interest expense	37,194	20,864	(1)	58,058

	3,972,208	20,864		3,993,072

Earnings before income taxes, minority interest, and equity in earnings of unconsolidated affiliates	255,700	(20,864)		234,836
Income tax expense (benefit)	81,441	(7,866	)(2)	73,575

Earnings before minority interest and equity in earnings of unconsolidated affiliates	174,259	(12,998)		161,261
Minority interest	(447)			(447)

Earnings before equity in earnings of unconsolidated affiliates	174,706	(12,998)		161,708
Equity in loss of unconsolidated affiliates	—	(18,100	)(3)	(18,100)

Net earnings	$174,706	$(31,098)		$143,608

Basic net earnings per share	$0.80			$0.66

Weighted average shares outstanding, basic basis	218,006			218,006

Diluted net earnings per share	$0.79			$0.65

Weighted average shares outstanding, diluted basis	221,797			221,797

Fidelity National Financial, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
For the year ended December 31, 2006

		Pro forma
	Historical	Adjustments		Pro forma
	(in thousands except per share data)
Revenue:
Direct title insurance premiums	$1,957,064			$1,957,064
Agency title insurance premiums	2,649,136			2,649,136
Escrow and other title related fees	1,061,469			1,061,469
Transaction processing	3,094,370			3,094,370
Specialty insurance	394,613			394,613
Interest and investment income	208,309			208,309
Gain on sale of minority interest in FIS	—			—
Realized gains and losses, net	18,562			18,562
Other income	52,578			52,578

	9,436,101	—		9,436,101

Expenses:
Personnel costs	3,225,319			3,225,319
Other operating expenses	2,075,101			2,075,101
Agent commissions	2,035,423			2,035,423
Depreciation and amortization	460,750			460,750
Provision for claim losses	486,334			486,334
Interest expense	209,972	27,850	(1)	237,822

	8,492,899	27,850		8,520,749

Earnings before income taxes, minority interest, and equity in earnings of unconsolidated affiliates	943,202	(27,850)		915,352
Income tax expense (benefit)	350,871	(10,499	)(2)	340,372

Earnings before minority interest and equity in earnings of unconsolidated affiliates	592,331	(17,351)		574,980
Minority interest	154,570			154,570

Earnings before equity in earnings of unconsolidated affiliates	437,761	(17,351)		420,410
Equity in loss of unconsolidated affiliates	—	(26,500	)(3)	(26,500)

Net earnings	$437,761	$(43,851)		$393,910

Basic net earnings per share	$2.40			$2.16

Weighted average shares outstanding, basic basis	182,031			182,031

Diluted net earnings per share	$2.39			$2.15

Weighted average shares outstanding, diluted basis	182,861			182,861

Fidelity National Financial, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007
     This condensed consolidated balance sheet includes the historical balance sheet of Fidelity National Financial, Inc. (“FNF”) and pro forma adjustments to reflect the acquisition of a 33% interest in Ceridian Corporation (“Ceridian”) as though the acquisition had occurred on September 30, 2007.
(1)	These amounts represent FNF’s total investment of $526.8 million in Ceridian, made up of $41.8 million in cash on hand and $485 million in proceeds from FNF’s revolving credit facility.
Notes to Unaudited Pro Forma Condensed Consolidated Statements of Earnings for the Nine Months Ended September 30, 2007 and for the Year Ended December 31, 2006
     These condensed consolidated statements of earnings include the historical statements of earnings of FNF and pro forma adjustments to reflect the effects of the acquisition of a 33% interest in Ceridian as though the acquisition had occurred on January 1, 2006.
(1)	These amounts represent the additional interest expense related to the $485 million increase in FNF’s debt. This additional interest is $20.9 million for the nine months ended September 30, 2007, calculated using a weighted average interest rate of 5.74% (average 3-month LIBOR plus 0.36%), and $27.9 million for the year ended December 31, 2006, calculated using a weighted average interest rate of 5.74% (average 3-month LIBOR plus 0.36%).
(2)	These amounts represent the reduction in income tax expense resulting from the additional interest expense. This decrease in income tax expense, calculated at a statutory rate of 37.7%, was $7.9 million for the nine months ended September 30, 2007 and $10.5 million for the year ended December 31, 2006.
(3)	These amounts represent FNF’s equity in Ceridian’s pro forma earnings for each period presented. They were calculated by adjusting FNF’s proportionate share of Ceridian’s historical net earnings to reflect pro forma adjustments to Ceridian’s net earnings, including increases in interest expense related to increased debt, increases in amortization expense due to purchase accounting adjustments, decreases in income tax expense, and various other adjustments. Following is a detail of FNF’s proportionate share of Ceridian’s pro forma earnings for each period presented (in millions):

	Nine months ended	Year ended
	September 30, 2007	December 31, 2006
Historical net earnings	$41.5	$57.3
Pro forma adjustments:
Interest expense	(82.5)	(110.0)
Amortization expense	(17.9)	(24.9)
Income tax provision	36.5	51.4
Other	4.3	(0.3)

Pro forma net loss	$(18.1)	$(26.5)